Exhibit 99.906CERT

Callodine Specialty Income Fund

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jay Lyons, President & Principal Executive Officer of the Callodine Specialty Income Fund, certify to my knowledge that:

1.	The N-CSR of the Registrant for the fiscal period ended December 31, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the stated period.

/s/ Jay Lyons
By: Jay Lyons
President & Principal Executive Officer
Date: March 9, 2026

I, Madeline Arment Treasurer & Principal Financial Officer of the Callodine Specialty Income Fund, certify to my knowledge that:

1.	The N-CSR of the Registrant for the fiscal period ended December 31, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the stated period.

/s/ Madeline Arment
Madeline Arment
Treasurer & Principal Financial Officer
Date: March 9, 2026

These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the 1940 Act, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

A signed original of this written statement required by Section 906 has been provided to the Callodine Specialty Income Fund and will be retained by the Callodine Specialty Income Fund and furnished to the Securities and Exchange Commission or its staff upon request.